As filed with the Securities and Exchange Commission on April 22, 2005

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHITTENDEN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Vermont	03-0228404
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Burlington Square

Burlington, Vermont 05401

(Address of Principal Executive Offices) (Zip Code)

Chittenden Corporation Stock Incentive Plan

(Full Title of Plan)

Paul A. Perrault

Chairman, President and C.E.O.

Chittenden Corporation

Two Burlington Square

Burlington, VT 05401

(Name and Address of Agent For Service)

(802) 658-4000

Telephone Number, Including Area Code, of Agent for Service

With a copy to:

F. Sheldon Prentice, Esq.

Senior Vice President, General Counsel and Secretary

Chittenden Corporation

Two Burlington Square

Burlington, VT 05401

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	800,000	$27.49(2)	$21,992,000	$2,589
Common Stock, par value $1.00 per share	2,450,000	$24.84(3)	$60,858,000	$7,163

(1)	This Registration Statement covers shares of common stock, par value $1.00 per share (“Common Stock”), of Chittenden Corporation (“Chittenden”) which may be offered or sold pursuant to the Chittenden Corporation Stock Incentive Plan (the “Plan”). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Chittenden.

(2)	This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the options granted under the Plan.

(3)	This estimate is made pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of determining the registration fee and is based upon the average of the high and low sale prices of Chittenden’s Common Stock as reported on the New York Stock Exchange on April 18, 2005.

This Registration Statement on Form S-8 relates to 3,250,000 additional shares of Common Stock of Chittenden which may be issued under the Plan. In accordance with General Instruction E of Form S-8, Chittenden hereby incorporates by reference the contents of the following:

1.	Registration Statement on Form S-8, File No. 333-25765, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 1997, relating to an aggregate of 1,540,528 shares of Common Stock issuable pursuant thereto.

2.	Registration Statement on Form S-8, File No. 333-63624, filed with the SEC on June 22, 2001, relating to an additional 1,250,000 shares of Common Stock issuable pursuant thereto.

The above-referenced share numbers reflect Chittenden’s 5-for-4 stock split. The record date of the stock split was as of the close of business on August 27, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

Chittenden hereby incorporates by reference the following documents which have been previously filed with the SEC:

(a)	Chittenden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b)	Chittenden’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

(c)	Chittenden’s Current Report on Form 8-K January 7, 2005;

(d)	Chittenden’s Current Report on Form 8-K March 22, 2005; and

(e)	The description of Chittenden’s Common Stock contained in its Registration Statement on Form 8-A, filed with the SEC on January 9, 1998, under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed with the SEC by Chittenden pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit No.:	Description:

3.1	Amended and Restated Articles of Incorporation of Chittenden (Incorporated herein by reference to Chittenden’s Proxy Statement for the 1999 Annual Meeting of Stockholders).

3.2	Articles of Amendment of Amended and Restated Articles of Incorporation of Chittenden (Incorporated herein by reference to Chittenden’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005).

3.3	By-laws of Chittenden, as amended and restated as of October 18, 1997, and further amended as of January 21, 2004 (Incorporated herein by reference to Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.1	Amended and Restated Chittenden Stock Incentive Plan, amended and restated as of February 16, 2005 (Incorporated herein by reference to Chittenden’s Proxy Statement for the 2005 Annual Meeting of Stockholders filed on March 9, 2005).

4.2	2005 Executive Management Incentive Compensation Plan (Incorporated herein by reference to Chittenden’s Proxy Statement for the 2005 Annual Meeting of Stockholders filed on March 9, 2005)

4.3	Chittenden Corporation Performance Share Program (Incorporated herein by reference to Chittenden’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005)

* 5.1	Opinion of F. Sheldon Prentice, Esq. as to the legality of the securities being registered.

*23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of F. Sheldon Prentice, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages to this Registration Statement).

99.1	Chittenden Corporation Stock Incentive Plan Option Agreement (Incorporated by reference to Chittenden’s periodic report on Form 10-Q for the quarter ended September 30, 2004).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, Chittenden certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on this 22nd day of April, 2005.

CHITTENDEN CORPORATION

By:	/s/ F. Sheldon Prentice
	Name:	F. Sheldon Prentice, Esq.
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Paul A. Perrault and F. Sheldon Prentice such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul A. Perrault Paul A. Perrault	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	April 22, 2005

/s/ Kirk W. Walters Kirk W. Walters	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	April 22, 2005

/s/ Sally W. Crawford Sally W. Crawford	Director	April 22, 2005

Philip M. Drumheller	Director

/s/ John K. Dwight John K. Dwight	Director	April 22, 2005

/s/ Lyn Hutton Lyn Hutton	Director	April 22, 2005

/s/ James C. Pizzagalli James C. Pizzagalli	Director	April 22, 2005

/s/ Ernest A. Pomerleau Ernest A. Pomerleau	Director	April 22, 2005

/s/ Mark W. Richards Mark W. Richards	Director	April 22, 2005

Charles W. Smith, Jr.	Director

/s/ Pall D. Spera Pall D. Spera	Director	April 22, 2005

/s/ Owen W. Wells Owen W. Wells	Director	April 22, 2005

EXHIBIT INDEX

Exhibit No.:	Description:

3.1	Amended and Restated Articles of Incorporation of Chittenden (Incorporated herein by reference to Chittenden’s Proxy Statement for the 1999 Annual Meeting of Stockholders).

3.2	Articles of Amendment of Amended and Restated Articles of Incorporation of Chittenden (Incorporated herein by reference to Chittenden’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005).

3.3	By-laws of Chittenden, as amended and restated as of October 18, 1997, and further amended as of January 21, 2004 (Incorporated herein by reference to Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.1	Amended and Restated Chittenden Stock Incentive Plan, amended and restated as of February 16, 2005 (Incorporated herein by reference to Chittenden’s Proxy Statement for the 2005 Annual Meeting of Stockholders filed on March 9, 2005).

4.2	2005 Executive Management Incentive Compensation Plan (Incorporated herein by reference to Chittenden’s Proxy Statement for the 2005 Annual Meeting of Stockholders filed on March 9, 2005)

4.3	Chittenden Corporation Performance Share Program (Incorporated herein by reference to Chittenden’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005)

* 5.1	Opinion of F. Sheldon Prentice, Esq. as to the legality of the securities being registered.

*23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of F. Sheldon Prentice, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages to this Registration Statement).

99.1	Chittenden Corporation Stock Incentive Plan Option Agreement (Incorporated by reference to Chittenden’s periodic report on Form 10-Q for the quarter ended September 30, 2004).

*	Filed herewith